Exhibit 32.1


CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Form on form 10-K of Surety Holdings Corp. (the "Company") for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I Yoshihiro Kamon, President and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

(3) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations for the Company.

                         /s/ JACK FANG
                         CHAIRMAN AND DIRECTOR

                         /s/ HOWARD R. KNAPP
                         PRESIDENT AND CHIEF EXECUTIVE
                         OFFICER AND DIRECTOR

A signed original of this written statement required by Section 906 has been provided to Surety Holdings Corp. and will be retained by Surety Holdings Corp. and furnished to the Securities and Exchange Commission or its staff upon request.